Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

FIRST WESTERN FINANCIAL, INC.

(Adopted March 28, 2018)

i

ii

AMENDED AND RESTATED BYLAWS

OF

FIRST WESTERN FINANCIAL, INC.

ARTICLE I.   Offices

The principal office of the corporation shall be designated from time to time by the corporation and may be within or outside of Colorado.

The corporation may have such other offices, either within or outside Colorado, as the board of directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation required by the Colorado Business Corporation Act to be maintained in Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the board of directors.

ARTICLE II.   Shareholders

Section 1.                                           Annual Meeting. The annual meeting of the shareholders shall be held on a date and at a time fixed by the board of directors of the corporation (or by the president in the absence of action by the board of directors), for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2.                                           Special Meetings. Unless otherwise prescribed by statute, special meetings of the shareholders may be called for any purpose by the president or by the board of directors. The president shall call a special meeting of the shareholders if the corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by holders of shares representing at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

Section 3.                                           Place of Meeting. The board of directors may designate any place, either within or outside Colorado, as the place for any annual meeting or any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside Colorado, as the place for such meeting. If no designation is made, or if a special meeting is called other than by the board, the place of meeting shall be the principal office of the corporation.

Section 4.                                           Notice of Meeting.

(a)                                 Written notice stating the place, if any, date, and hour of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, except (i) that if the number of authorized shares is to be increased, at least thirty (30) days’ notice shall be given, or (ii) that any other longer notice period is required by the Colorado Business Corporation Act or except to the extent such notice is waived or is not required as provided in the Colorado Business Corporation Act or these bylaws. Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (i) an amendment to the articles of incorporation of the corporation, (ii) a merger or share exchange in which the corporation is a party and, with respect to a share exchange, in which the corporation’s shares will be acquired, (iii) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the corporation or of another entity which this corporation controls, in each case with or without the goodwill, (iv) a dissolution of the corporation, or (v) any other purpose for which a statement of purpose is required by the Colorado Business Corporation Act. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at his address as it appears in the corporation’s current record of shareholders, with postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date received by the shareholder.

(b)                                 If requested by the person or persons lawfully calling such meeting, the Secretary shall give notice thereof at corporate expense. No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the Secretary of the corporation (or the transfer agent of the corporation, if designated by the Secretary) in writing of any change in such shareholder’s mailing address as shown on the corporation’s books and records.

(c)                                  When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than one hundred twenty (120) days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

(d)                                 A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. Such waiver shall be delivered to the corporation for filing with the corporate records. Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

Section 5.                                           Notice of Shareholder Business and Nominations.

(a)                                 The proposal of business to be considered by the shareholders at a meeting of the shareholders, including nominations of persons for election to the Board at an annual meeting of the shareholders, may be made (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this Section 5, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 5. As to matters sought to be included in any proxy card or proxy statement of the corporation, shareholders shall comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regardless of whether the corporation has any class of equity securities registered under the Exchange Act. As to matters not sought to be included in any proxy statement of the corporation, subsection (b) of this Section 5 shall be the exclusive means for shareholders to make nominations or submit other business to be brought before a meeting of the shareholders.

(b)                                 For nominations or other business to be properly brought before a meeting by a shareholder pursuant to this Section 5, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such nomination or other business must otherwise be a proper matter for shareholder action. To be timely a shareholder’s notice must be received by the Secretary at the principal executive offices of the corporation, in the case of an annual meeting, not less than ninety (90) nor more than one hundred twenty (120) calendar days prior to the first anniversary of the preceding year’s annual meeting, or in the case of a special meeting, not more than ten (10) days after the day on which notice of the special meeting is first mailed to shareholders. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth:

(i)                                     as to each person whom the shareholder proposes to nominate for election or re-election as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (2) a description of all Derivative Interests (as defined below) that have been entered into, as of the date of the notice, by or on behalf of such proposed nominee or any affiliate or associate thereof, such description to include (a) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the corporation underlying or subject to such Derivative Interests, (b) the material economic terms of such Derivative Interests, and (c) the contractual counterparty for such Derivative Interests, and (3) a description of all direct and indirect compensation and other material monetary or other business agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(ii)                                  as to any other business that the shareholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the text of the proposal or business (including the text of any resolutions proposed for consideration), (2) any material interest in such business of such shareholder and the beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the proposal is made, (3) a description of all arrangements or understandings between the shareholder, or any affiliate or associate thereof, on the one hand, and any other person or persons (naming such person or persons), on the other hand, regarding the proposal, and (4) all other information relating to the proposal, the shareholder or any affiliate or associate thereof that would be required to be disclosed in filings with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies by the shareholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(iii)                               as to the shareholder giving the notice and the beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, if any, and any affiliate or associate thereof, (2) the class and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, if any, and any affiliate or associate thereof, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner, if any, or any affiliate or associate thereof, has a right to vote any shares of any security of the corporation, (4) a description of all Derivative Interests that have been entered into as of the date of the notice by, or on behalf of, such shareholder or beneficial owner, if any, or by any affiliate or associate thereof, such description to include (a) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the corporation underlying or subject to such Derivative Interests, (b) the material economic terms of such Derivative Interests, and (c) the contractual counterparty for such Derivative Interests, and (5) any other information relating to such shareholder and beneficial owner, if any, or any affiliate or associate thereof, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(iv)                              a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, or any affiliate or associate thereof, and any other person or persons (including their names) in connection with the proposal of such business by the shareholder;

(v)                                 a representation that the shareholder is a holder of record of shares of the corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business; and

(vi)                              a representation as to whether the shareholder or the beneficial owner, if any, or any affiliate or associate thereof, is or intends to be part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital share required to approve or adopt the proposal and/or (2) otherwise to solicit proxies from shareholders in support of such proposal.

(c)                                  For purposes of these bylaws, “public announcement” shall mean disclosure in a press release or in a document publicly filed or furnished by the corporation with the SEC pursuant to Section 13, 14 or 15(b) of the Exchange Act, and the meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

(d)                                 For purposes of these bylaws, “Derivative Interests” shall mean (i) any option, warrant, convertible security, appreciation right or similar right with an exercise, conversion or exchange privilege, or a settlement payment or mechanism, related to any security of the corporation, or any similar instrument with a value derived in whole or in part from the value of any security of the corporation, in any such case whether or not it is subject to settlement in any security of the corporation or otherwise and (ii) any arrangement, agreement or understanding (including any short position or any borrowing or lending of any securities) which includes an opportunity for the shareholder, or any affiliate or associate thereof, or any proposed nominee, or any affiliate or associate thereof, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the corporation or to increase or decrease the number of securities of the corporation which such person is or will be entitled to vote or direct the vote, in any case whether or not it is subject to settlement in any security of the corporation or otherwise; provided, however, that Derivative Interests shall not include: (a) rights of a pledgee under a bona fide pledge of any security of the corporation unless such pledge has voting rights with respect to such security; (b) rights applicable to all holders of a class or series of securities of the corporation to receive securities of the corporation pro rata, or obligations to dispose of securities of the corporation, as a result of a merger, exchange offer or consolidation involving the corporation; (c) rights or obligations to surrender any number or principal amount of securities of the corporation, or have any number or principal amount of securities of the corporation withheld, upon the receipt or exercise of a derivative security issued pursuant to an employee benefit plan of the corporation or the receipt or vesting of any securities issued pursuant to an employee benefit plan of the corporation, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise, or vesting; (d) interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of shares approved for trading by the appropriate federal governmental authority; (e) interests or rights to participate in employee benefit plans of the corporation held by current or former directors, employees, consultants or agents of the corporation; or (f) options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.

(e)                                  Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting of the shareholders by means of shareholder proposal and no person shall be eligible for election as a director by means of shareholder nomination except in accordance with the procedures set forth in this Section 5. The chairman of the Board or other person presiding at a meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 5 and, if such person should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 6.                                           Fixing of Record Date.

(a)                                 For the purpose of determining shareholders entitled to (i) notice of or vote at any meeting of shareholders or any adjournment thereof, (ii) receive distributions or share dividends, or (iii) demand a special meeting, or to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the directors, the record date shall be the day before the date on which notice of the meeting is mailed to shareholders, or the date on which the resolution of the board of directors providing for a distribution is adopted, as the case may be. When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this Section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

(b)                                 Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date the corporation first received a writing upon which the action is taken. The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.

Section 7.                                           Voting Lists.

(a)                                 The Secretary shall make available for inspection by any shareholder, at the earlier of ten (10) days before each meeting of shareholders or two (2) business days after notice of the meeting has been given and continuing through the meeting, a complete list of the shareholders entitled to be given notice of such meeting or any adjournment thereof. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be in alphabetical order within each class or series of shares, and shall show the address of and the number of shares of each class or series held by, each shareholder. This shareholder list shall be kept on file at the principal office of the corporation, or at a place (which shall be identified in the notice) in the city where the meeting will be held. Such list shall be available for inspection on written demand by any shareholder (including for the purpose of this Section 7 any holder of voting trust certificates) or his agent or attorney during regular business hours and during the period available for inspection. The original stock transfer books shall be prima facie evidence as to the shareholders entitled to examine such list or to vote at any meeting of shareholders.

(b)                                 Any shareholder, his agent or attorney may copy the list during regular business hours and during the period it is available for inspection, provided (i) the shareholder has been a shareholder for at least three (3) months immediately preceding the demand or holds at least five percent (5%) of all outstanding shares of any class of shares as of the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder’s interest as a shareholder, (iii) the shareholder describes with reasonable particularity the purpose and the records the shareholder desires to inspect, (iv) the records are directly connected with the described purpose, and (v) the shareholder pays a reasonable charge covering the costs of labor and material for such copies, not to exceed the estimated cost of production and reproduction.

Section 8.                                           Shares Held by Nominees. The board of directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution may set forth (i) the types of nominees to which it applies, (ii) the rights or privileges that the corporation will recognize in a beneficial owner, which may include rights and privileges other than voting, (iii) the manner in which the procedure may be used by the nominee, (iv) the information that shall be provided by the nominee when the procedure is used, (v) the period for which the nominee’s use of the procedure is effective, and (vi) such other provisions with respect to the procedure as the board deems necessary or desirable. Upon receipt by the corporation of a certificate complying with the procedure established by the board of directors, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the registered holders of the number of shares specified in place of the shareholder making the certification.

Section 9.                                           Quorum and Manner of Acting.

(a)                                 Unless otherwise provided in the articles of incorporation, a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on the matter, but a quorum shall not consist of fewer than one-third of the votes entitled to be cast on the matter by the voting group. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice, for a period not to exceed one hundred twenty (120) days for any one adjournment. If a quorum is present at such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned and a new record date is set for the adjourned meeting.

(b)                                 If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required by law or the articles of incorporation.

Section 10.                                    Proxies.

(a)                                 At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the Secretary of the corporation before or at the time of the meeting. The appointment of a proxy is effective against the corporation when received by the corporation and is valid for eleven (11) months unless a different period is expressly provided in the appointment form or similar writing.

(b)                                 Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

(c)                                  Revocation of a proxy does not affect the right of the corporation to accept the proxy’s authority unless (i) the corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. Other notice of revocation may, in the discretion of the corporation, be deemed to include the appearance at a shareholders’ meeting of the shareholder who granted the proxy and his voting in person on any matter subject to a vote at such meeting.

(d)                                 The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

(e)                                  The corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

(f)                                   Subject to Section 11 and any express limitation on the proxy’s authority appearing on the appointment form, the corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

Section 11.                                    Voting of Shares.

(a)                                 Each outstanding share shall be entitled to the number of votes specified in the Articles of Incorporation. Cumulative voting shall not be permitted in the election of directors or for any other purpose.

(b)                                 At each election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the board of directors.

(c)                                  Except as otherwise ordered by a court of competent jurisdiction upon a finding that the purpose of this Section would not be violated in the circumstances presented to the court, the shares of the corporation are not entitled to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation except to the extent the second corporation holds the shares in a fiduciary capacity.

(d)                                 Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 12.                                    Corporation’s Acceptance of Votes.

(a)                                 If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:

(i)                                     the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii)                                  the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(iii)                               the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(iv)                              the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(v)                                 two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

(vi)                              the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the corporation that are not inconsistent with this Section 12.

(b)                                 The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

(c)                                  Neither the corporation nor its officers nor any agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section 12 shall be liable in damages for the consequences of the acceptance or rejection.

Section 13.                                    Shareholder Action Without a Meeting.

(a)                                 Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof and received by the corporation. Such consent shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in any document. Action taken under this Section 13 is effective as of the date the last writing necessary to effect the action is received by the corporation, unless all of the writing specify a different effective date, in which case such specified date shall be the effective date for such action. If any shareholder revokes his consent as provided for herein prior to what would otherwise be the effective date, the action proposed in the consent shall be invalid. The record date for determining shareholders entitled to take action without a meeting is the date the corporation first receives a writing upon which the action is taken.

(b)                                 Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section 13 may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder’s prior consent thereto is revoked, if such writing is received by the corporation before the effectiveness of the action.

Section 14.                                    Meetings by Telecommunication. Any or all of the shareholders may participate in an annual or special shareholders’ meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE III.   Board of Directors

Section 1.                                           General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of its board of directors, except as otherwise provided in the Colorado Business Corporation Act or the articles of incorporation.

Section 2.                                           Number, Qualifications and Tenure.

(a)                                 The number of directors of the corporation shall be fixed from time to time by the board of directors, within a range of no less than three (3) or more than twenty-five (25). A director shall be a natural person who is eighteen (18) years of age or older. A director need not be a resident of Colorado or a shareholder of the corporation.

(b)                                 Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders following his election and thereafter until his successor shall have been elected and qualified. Directors shall be removed in the manner provided by the Colorado Business Corporation Act; however, shareholders may only remove directors for cause.

Section 3.                                           Vacancies. Any director may resign at any time by giving written notice to the corporation. Such resignation shall take effect at the time the notice is received by the corporation unless the notice specifies a later effective date. Any vacancy on the board of directors may be filled (i) by the affirmative vote of the holders of a majority of the shares entitled to vote on the election of directors or (ii) by the board of directors. If the directors remaining in office constitute fewer than a quorum of the board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. Unless otherwise provided in the articles of incorporation, if a vacant office was held by a director elected by a voting group of shareholders:

(a)                                 If one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; and

(b)                                 Only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

If elected by the directors, the director shall hold office until the next annual shareholders’ meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of his predecessor in office; except that, if the director’s predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold office for the unexpired term of the last predecessor elected by the shareholders.

Section 4.                                           Regular Meetings. A regular meeting of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice.

Section 5.                                           Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Colorado, as the place for holding any special meeting of the board of directors called by them.

Section 6.                                           Notice.

(a)                                 Regular meetings of the board of directors may be held without notice of the date, time, place or purpose of the meeting. Notice of any special meeting shall be given at least two (2) days prior to the meeting by written notice either personally delivered or mailed to each director at his business address, or by notice transmitted by telegraph, telex, electronically transmitted facsimile, electronic mail, or other form of wire or wireless communication. If mailed, such notice shall be deemed to be given and to be effective on the earlier of (i) three (3) days after such notice is deposited in the United States mail, properly addressed, with postage prepaid, or (ii) the date shown on the return receipt, if mailed by registered or certified mail return receipt requested. If notice is given by telex, electronically transmitted facsimile, electronic mail or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent, and with respect to a telegram, such notice shall be deemed to be given and to be effective when the telegram is delivered to the telegraph company. If a director has designated in writing one or more reasonable addresses (including electronic mail addresses) or facsimile numbers for delivery of notice to him, notice sent by mail, telegraph, telex, electronically transmitted facsimile, electronic mail or other form of wire or wireless communication shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile numbers, as the case may be.

(b)                                 A director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such director. Such waiver shall be delivered to the corporation for filing with the corporate records. Further, a director’s attendance at or participation in a meeting waives any required notice to him/her of the meeting unless (i) at the beginning of the meeting, or promptly upon the director’s later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting, or (ii) if special notice was required for a particular purpose, the director objects to transacting business with respect to the purpose for which such special notice was required and does not thereafter vote for or assent to action taken at the meeting with respect to such purpose. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waive of notice of such meeting.

Section 7.                                           Quorum. A majority of the number of directors fixed pursuant to Section 2 or, if no number is fixed, a majority of the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the board of directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, for a period not to exceed sixty (60) days at any one adjournment.

Section 8.                                           Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 9.                                           Compensation. Directors shall receive such compensation for their services as directors as may be determined by resolution of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Section 10.                                    Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors or committee of the board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon his arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting, (ii) the director contemporaneously requests that his dissent or abstention as to any specific action taken be entered in the minutes of the meeting, or (iii) the director causes written notice of his dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the corporation promptly after the adjournment of the meeting. A director may dissent to a specific action at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the board of directors or a committee of the board shall not be available to a director who voted in favor of such action.

Section 11.                                    Committees.

(a)                                 By resolution adopted by a majority of all the directors in office when the action is taken, the board of directors may designate from among its members an executive committee and one or more other committees, and appoint one or more members of the board of directors to serve on them. To the extent provided in the resolution, each committee shall have all the authority of the board of directors, except that no such committee shall have the authority to (i) authorize dividends or distributions, (ii) approve or propose to shareholders actions or proposals required by the Colorado Business Corporation Act to be approved by shareholders, (iii) fill vacancies on the board of directors or any committee thereof, (iv) amend articles of incorporation, (v) adopt, amend or repeal the bylaws, (vi) approve a plan of conversion or a plan of merger not requiring shareholder approval, (vii) authorize or approve the reacquisition of shares unless pursuant to a formula or method prescribed by the board of directors, or (viii) authorize or approve the issuance or sale of shares, or contract for the sale of shares or determine the designations and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or officer to do so within limits specifically prescribed by the board of directors. The committee shall then have full power within the limits set by the board of directors to adopt any final resolution setting forth all preferences, limitations and relative rights of such class or series of shares and to authorize an amendment of the articles of incorporation stating the preferences, limitations and relative rights of a class or series for filing with the Secretary of State under the Colorado Business Corporation Act.

(b)                                 Sections 4, 5, 6, 7, 8 and 12 of Article III, which govern meetings, notice, waiver of notice, quorum, voting requirements and action without a meeting of the board of directors, shall apply to committees and their members appointed under this Section 11.

(c)                                  Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the board of directors or a member of the committee in question with his responsibility to conform to the standard of care set forth in Article IV of these bylaws.

Section 12.                                    Director Action Without a Meeting. Any action required or permitted to be taken at a meeting of the directors or any committee designated by the board of directors may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the directors entitled to vote with respect to the action taken. Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document. Unless the consent specifies a different effective date, action taken under this Section 12 is effective at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his consent by a writing signed by the director and received by the president or the Secretary of the corporation.

Section 13.                                    Telephonic Meetings. The board of directors may permit any director (or any member of a committee designated by the board) to participate in a regular or special meeting of the board of directors or a committee thereof through the use of any means of communication by which all directors participating in the meeting can hear each other during the meeting. A director participating in a meeting in this manner is deemed to be present in person at the meeting.

ARTICLE IV.   Standard of Care.

A director or officer shall perform his duties as a director, including without limitation any duties as a member of any committee of the board, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In performing his/her duties, a director or officer shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by the persons herein designated. However, such officer or director shall not be considered to be acting in good faith if such officer or director has knowledge concerning the matter in question that makes such reliance unwarranted.

A director or officer shall not be liable to the corporation or its shareholders for any action such director of officer takes or omits to take as a director or officer if, in connection with such action or omission, he performs his duties in compliance with this Article IV. The designated persons on whom a director is entitled to rely are (i) one or more officers or employees of the corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, (ii) legal counsel, public accountant, or other person as to matters that the director or officer reasonably believes to be within such person’s professional or expert competence, or (iii) in the case of a director, a committee of the board of directors on which the director or officer does not serve if the director reasonably believes the committee merits confidence.

ARTICLE V.   Officers and Agents

Section 1.                                           General. The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be a natural person eighteen (18) years of age or older. The board of directors or an officer or officers authorized by the board may appoint such other officers, assistant officers, committees and agents, including a chairman of the board, chief executive officer, chief financial officer, chief accounting officer, assistant secretaries and assistant treasurers, as they may consider necessary. The board of directors or the officer or officers authorized by the board shall from time to time determine the procedure for the appointment of officers, their term of office, their authority and duties and their compensation. One person may hold more than one office. In all cases where the duties of any officer, agent or employee are not prescribed by the bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the president of the corporation.

Section 2.                                           Appointment and Term of Office. The officers of the corporation shall be appointed by the board of directors at each annual meeting of the board held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting or if an officer or officers are to be appointed by another officer or officers of the corporation, such appointments shall be made as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following occurs: his successor shall have been duly appointed and qualified, his death, his resignation, or his removal in the manner provided in Section 3.

Section 3.                                           Resignation and Removal.

(a)                                 An officer may resign at any time by giving written notice of resignation to the corporation. The resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

(b)                                 Any officer or agent may be removed at any time with or without cause by the board of directors or an officer or officers authorized by the board. Such removal does not affect the contract rights, if any, of the corporation or of the person so removed. The appointment of an officer or agent shall not in itself create contract rights.

Section 4.                                           Vacancies. A vacancy in any office, however occurring, may be filled by the board of directors, or by the officer or officers authorized by the board, for the unexpired portion of the officer’s term. If an officer resigns and his resignation is made effective at a later date, the board of directors, or officer or officers authorized by the board, may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the board of directors or officer or officers authorized by the board provide that the successor shall not take office until the effective date. In the alternative, the board of directors, or officer or officers authorized by the board of directors, may remove the officer at any time before the effective date and may fill the resulting vacancy.

Section 5.                                           President. Subject to the direction and supervision of the board of directors, the president shall be the chief executive officer of the corporation, and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. Unless otherwise directed by the board of directors, the president shall attend in person or by substitute appointed by him, or shall execute on behalf of the corporation written instruments appointing a proxy or proxies to represent the corporation, at all meetings of the stockholders of any other corporation in which the corporation holds any stock. On behalf of the corporation, the president may in person or by substitute or by proxy execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy, may vote the stock held by the corporation, execute written consents and other instruments with respect to such stock, and exercise any and all rights and powers incident to the ownership of said stock, subject to the instructions, if any, of the board of directors. The president shall have custody of the treasurer’s bond, if any.

Section 6.                                           Vice Presidents. The vice presidents shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice president, if any (or, if more than one, the vice presidents in the order designated by the board of directors, or if the board makes no such designation, then the vice president designated by the president, or if neither the board nor the president makes any such designation, the senior vice president as determined by first election to that office), shall have the powers and perform the duties of the president.

Section 7.                                           Secretary.

(a)                                 The Secretary shall (i) prepare and maintain as permanent records the minutes of the proceedings of the shareholders and the board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation, and a record of all waivers of notice of meetings of shareholders and of the board of directors or any committee thereof, (ii) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law, (iii) serve as custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the board of directors, (iv) keep at the corporation’s registered office or principal place of business a record containing the names and addresses of all shareholders in a form that permits preparation of a list of shareholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each shareholder, unless such a record shall be kept at the office of the corporation’s transfer agent or registrar, (v) maintain at the corporation’s principal office the originals or copies of the corporation’s articles of incorporation, bylaws, minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the corporation’s most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the corporation’s assets and liabilities and results of operations for the last three years, (vi) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent, (vii) authenticate records of the corporation, and (viii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary. The directors and/or shareholders may however respectively designate a person other than the Secretary or assistant secretary to keep the minutes of their respective meetings.

(b)                                 Any books, records, or minutes of the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

Section 8.                                           Treasurer.

(a)                                 The treasurer shall be the principal financial officer of the corporation, shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the board of directors. He shall receive and give receipts and acquaintances for money paid in on account of the corporation, and shall pay out of the corporation’s funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the treasurer and, upon request of the board, shall make such reports to it as may be required at any time. He shall, if required by the board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. He shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

(b)                                 The treasurer shall also be the principal accounting officer of the corporation, unless otherwise designated by the board of directors. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account as required by the Colorado Business Corporation Act, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations.

Section 9.                                           Delegation of Duties. Whenever an officer is absent, or whenever, for any reason, the board of directors may deem it desirable, the board of directors may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

ARTICLE VI.   Stock

Section 1.                                           Certificates. The board of directors shall be authorized to issue any of its classes of shares with or without certificates. If the shares are represented by certificates, such shares shall be represented by consecutively numbered certificates signed, either manually or by facsimile, in the name of the corporation by one or more persons designated by the board of directors. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nonetheless be issued by the corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form and shall contain such information consistent with law as shall be prescribed by the board of directors. If shares are not represented by certificates, within a reasonable time following the issue or transfer of such shares, the corporation shall send the shareholder a complete written statement of all of the information required to be provided to holders of uncertificated shares by the Colorado Business Corporation Act.

Section 2.                                           Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as the board may prescribe. The board of directors may in its discretion require an affidavit of lost certificate and/or a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

Section 3.                                           Transfer of Shares.

(a)                                 Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence, as requested by the corporation, of succession, assignment or authority to transfer, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the corporation which shall be kept at its principal office or by the person and the place designated by the board of directors (including the corporation’s transfer agent).

(b)                                 Except as otherwise expressly provided in Article II, Sections 7 and 11, and except for the assertion of dissenters’ rights to the extent provided in Article 113 of the Colorado Business Corporation Act, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person.

Section 4.                                           Transfer Agent, Registrars and Paying Agents. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VII.   Indemnification of Certain Persons

Section 1.                                           Indemnification.

(a)                                 For purposes of Article VII, a “Proper Person” means any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promotor, or trustee, or any similar position, of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise, entity, or employee benefit plan. The corporation shall indemnify any Proper Person against reasonably incurred expenses (including attorneys’ fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by the groups set forth in Section 4 of this Article that he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the corporation’s best interests, or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. A Proper Person will be deemed to be acting in his official capacity while acting as a director, officer, employee or agent on behalf of this corporation and not while acting on this corporation’s behalf for some other entity.

(b)                                 No indemnification shall be made under this Article VII to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the Proper Person was adjudged liable to the corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Further, indemnification under this Section in connection with a proceeding brought by or in the right of the corporation shall be limited to reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding.

(c)                                  The term “proceeding” in this Article VII means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.  The term “party” in this Article VII includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.  The term “official capacity”, “expenses”, “liability” shall have the meaning given it in the Colorado Business Corporation Act. “Proper Person,” in the case of a director or officer, includes, unless the context requires otherwise, the estate or personal representative of a deceased Proper Person.

Section 2.                                           Right to Indemnification. The corporation shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit, or proceeding as to which he was entitled to indemnification under Section 1 of this Article VII against reasonable expenses (including attorneys’ fees) incurred by him in connection with the proceeding without the necessity of any action by the corporation other than the determination in good faith that the defense has been wholly successful.

Section 3.                                           Effect of Termination of Action. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section 1 of this Article VII. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability, as described in Section 2 of this Article VII.

Section 4.                                           Groups Authorized to Make Indemnification Determination. Except where there is a right to indemnification as set forth in Sections 1 or 2 of this Article or where indemnification is ordered by a court in Section 5, any indemnification shall be made by the corporation only as authorized in the specific case upon a determination by a proper group that indemnification of the Proper Person is permissible under the circumstances because he has met the applicable standards of conduct set forth in Section 1 of this Article. This determination shall be made by the board of directors by a majority vote of those present at a meeting at which a quorum is present, which quorum shall only include those directors not parties to the proceeding (“Quorum”). If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the board of directors designated by the board, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the board of directors cannot be obtained and the committee cannot be established, or even if a Quorum is obtained or the committee is designated and a majority of the director’s constituting such Quorum or committee so directs, the determination shall be made by (i) independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in this Section 4 or, if a Quorum of the full board of directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board (including directors who are parties to the action) or (ii) a vote of the shareholders.

Section 5.                                           Court-Ordered Indemnification. Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under Section 2 of this Article, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If the court determines that the Proper Person is entitled to mandatory indemnification under the Colorado Business Corporation Act, the court shall order indemnification, in which case, the court shall also order the corporation to pay the Proper Person’s reasonable expenses incurred to obtain the court-ordered indemnification. If the court determines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standards of conduct set forth in Section 1 of this Article or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section 6.                                           Advance of Expenses. Reasonable expenses (including attorneys’ fees) incurred in defending an action, suit or proceeding as described in Section 1 may be paid by the corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such Proper Person’s good faith belief that he has met the standards of conduct prescribed by Section 1 of this Article VII, (ii) a written undertaking, executed personally or on the Proper Person’s behalf, to repay such advances if it is ultimately determined that such Proper Person did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment), and (iii) a determination is made by the proper group (as described in Section 4 of this Article VII) that the facts as then known to the group would not preclude indemnification. Determination and authorization of payments shall be made in the same manner specified in Section 4 of this Article VII.

Section 7.                                           Witness Expenses. The sections of this Article VII do not limit the corporation’s authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

Section 8.                                           Report to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Article VII, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders’ meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

ARTICLE VIII.   Provision of Insurance

By action of the board of directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such scope and amounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company or other enterprise, entity, or employee benefit plan, against any liability asserted against, or incurred by, him in that capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Article VII or applicable law. Any such insurance may be procured from any insurance company designated by the board of directors of the corporation, whether such insurance company is formed under the laws of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity interest or any other interest, through stock ownership or otherwise.

ARTICLE IX.   Exclusive Forum

Unless the corporation consents in writing to the selection of an alternative forum, any state or federal court located in Denver County in the State of Colorado shall be the sole and exclusive forum for (a) any actual or purported derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee or agent of the corporation to the corporation or the corporation’s shareholders or creditors, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the corporation or any current or former director, officer, or other employee or agent of the corporation arising pursuant to any provision of the Colorado Business Corporation Act, the articles of incorporation, or the bylaws of the corporation (as any of the foregoing may be amended from time to time), or (d) any action asserting a claim against the corporation or any current or former director, officer, or other employee or agent of the corporation governed by the internal affairs doctrine, including any action to interpret, apply, enforce or determine the validity of any provision of the Colorado Business Corporation Act, the articles of incorporation, or the bylaws of the corporation (as any of the foregoing may be amended from time to time).

ARTICLE X.   Miscellaneous

Section 1.                                           Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation and the words, “Seal, Colorado.”

Section 2.                                           Fiscal Year. The fiscal year of the corporation shall be as established by the board of directors.

Section 3.                                           Amendments. Subject to repeal or change by action of the shareholders, the Board of Directors may amend, supplement or repeal these bylaws or adopt new bylaws, and all such changes shall affect and be binding upon the holders of all shares heretofore as well as hereafter authorized, subscribed for or offered.

Section 4.                                           Gender. The masculine gender is used in these bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.

Section 5.                                           Conflicts. In the event of any irreconcilable conflict between these bylaws and either the corporation’s articles of incorporation or applicable law, the latter shall control.

Section 6.                                           Definitions. Except as otherwise specifically provided in these bylaws, all terms used in these bylaws shall have the same definition as in the Colorado Business Corporation Act.

Adopted:

/s/ Lene Simnioniw
Secretary

March 28, 2018
Date